As filed with the Securities and Exchange Commission on November 2, 2007

Registration No. 001-33657

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 3

TO

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or 12(g) of the

Securities Exchange Act of 1934

NEW ABRAXIS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	30-0431735
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

11755 Wilshire Boulevard Suite 2000 Los Angeles, California	90025
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 883-1300

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.001 per share	The NASDAQ Stock Market LLC

Securities to be registered pursuant to Section 12(g) of the Act:

None

EXPLANATORY NOTE

This Registration Statement on Form 10 has been prepared on a prospective basis on the assumption that, among other things, the separation and distribution and the related transactions contemplated to occur prior to or at the same time as the separation and distribution will be consummated as contemplated by the information statement which is part of this Registration Statement. There can be no assurance, however, that the separation and distribution or the related transactions will occur or will occur as so contemplated. Any significant modifications or variations in the separation and distribution or the related transactions will be described in an amendment or supplement to this Registration Statement.

Item 1.	Business.

The information required by this item is contained under the sections “Summary,” “Special Note on Forward-Looking Statements,” “Risk Factors,” “The Separation and Distribution,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” and “Available Information” of the Information Statement included herewith as Exhibit 99.1 (the “Information Statement”), and such sections are incorporated herein by reference.

Item 1A.	Risk Factors.

The information required by this item is contained under the section “Risk Factors” of the Information Statement, and such section is incorporated herein by reference.

Item 2.	Financial Information.

The information required by this item is contained under the sections “Summary Historical and Pro Forma Financial Information,” “Selected Historical Financial Information,” “Unaudited Pro Forma Financial Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of the Information Statement, and such sections are incorporated herein by reference.

Item 3.	Properties.

The information required by this item is contained under the section “Business—Properties” of the Information Statement, and such section is incorporated herein by reference.

Item 4.	Security Ownership of Certain Beneficial Owners and Management.

The information required by this item is contained under the sections “Management” and “Security Ownership of Certain Beneficial Owners and Management” of the Information Statement, and such sections are incorporated herein by reference.

Item 5.	Directors and Executive Officers.

The information required by this item is contained under the section “Management” of the Information Statement, and such section is incorporated herein by reference.

Item 6.	Executive Compensation.

The information required by this item is contained under the section “Management” of the Information Statement, and such section is incorporated herein by reference.

II

Item 7.	Certain Relationships and Related Transactions, and Director Independence.

The information required by this item is contained under the sections “Relationship Between New APP and Us After the Separation and Distribution,” “Management” and “Certain Relationships and Related Transactions” of the Information Statement, and such sections are incorporated herein by reference.

Item 8.	Legal Proceedings.

The information required by this item is contained under the section “Business—Legal Proceedings” of the Information Statement, and such section is incorporated herein by reference.

Item 9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

The information required by this item is contained under the sections “The Separation and Distribution—Market for Our Common Stock,” “Dividend Policy” and “Description of Capital Stock” of the Information Statement, and such sections are incorporated herein by reference.

Item 10.	Recent Sales of Unregistered Securities.

The Registrant will issue 100 shares of its common stock to Abraxis BioScience, Inc., (f/k/a Generico Holdings, Inc.), a Delaware corporation, in consideration for an aggregate capital contribution of $100 by Abraxis BioScience. Such issuance will be exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof and Regulation D promulgated thereunder as such issuance will not involve a public offering of securities. The Registrant will be a direct or indirect wholly-owned subsidiary of Abraxis BioScience until the distribution date as defined and described in the section “The Separation and Distribution” of the Information Statement, and such section is incorporated herein by reference.

Item 11.	Description of Registrant’s Securities to be Registered.

The information required by this item is contained under the section “Description of Capital Stock” of the Information Statement, and such section is incorporated herein by reference.

Item 12.	Indemnification of Directors and Officers.

The information required by this item is contained under the section “Limitation of Liability and Indemnification of Directors and Officers” of the Information Statement, and such section is incorporated herein by reference.

Item 13.	Financial Statements and Supplementary Data.

The information required by this item is identified in the Financial Statements beginning on page F-1 of the Information Statement, and such information is incorporated herein by reference.

Item 14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

None.

Item 15.	Financial Statements and Exhibits.

(a)	Financial Statements

The information required by this item is contained in the Financial Statements beginning on page F-1 of the Information Statement, and such information is incorporated herein by reference.

III

(b)	Exhibits

Exhibit Number	Description
2.1*	Form of Separation and Distribution Agreement among Abraxis BioScience, Inc., (f/k/a Generico Holdings, Inc.), Abraxis BioScience, LLC, APP Pharmaceuticals, LLC and the Registrant

3.1*	Form of Amended and Restated Certificate of Incorporation of the Registrant

3.2*	Form of Amended and Restated Bylaws of the Registrant

4.1*	Reference is made to Exhibits 3.1 and 3.2

4.2*	Specimen Common Stock Certificate

4.3*	Form of Registration Rights Agreement by and among the Registrant and certain stockholders of the Registrant as set forth therein

10.1*	Form of Separation and Distribution Agreement among Abraxis Bioscience, Inc. (f/k/a Generico Holdings, Inc.), Abraxis BioScience, LLC, APP Pharmaceuticals, LLC and the Registrant (filed as Exhibit 2.1 hereto)

10.2	Form of Tax Allocation Agreement among Abraxis Bioscience, Inc. (f/k/a Generico Holdings, Inc.), Abraxis BioScience, LLC, APP Pharmaceuticals, LLC and the Registrant

10.3*	Form of Transition Services Agreement between Abraxis Bioscience, Inc. (f/k/a Generico Holdings, Inc.) and the Registrant

10.4	Form of Employee Matters Agreement among APP Pharmaceuticals, Inc. (f/k/a Generico Holdings, Inc. and Abraxis Bioscience, Inc.), APP Pharmaceuticals, LLC, Abraxis BioScience, LLC and the Registrant

10.5†	Form of Manufacturing Agreement between APP Pharmaceuticals, LLC and the Registrant

10.6*	Form of Lease Agreement between APP Pharmaceuticals, LLC and Abraxis BioScience, LLC for the premises located at 2020 Ruby Street, Melrose Park, Illinois

10.7*	Form of Lease Agreement between APP Pharmaceuticals, LLC and Abraxis BioScience, LLC for the warehouse facilities located at 2045 N. Cornell Avenue, Melrose Park, Illinois

10.8*	Form of Lease Agreement between APP Pharmaceuticals, LLC and Abraxis BioScience, LLC for the research and development facility located at 2045 N. Cornell Avenue, Melrose Park, Illinois

10.9*	Form of Lease Agreement between Abraxis BioScience, LLC and APP Pharmaceuticals, LLC for the premises located at 3159 Staley Road, Grand Island, New York

10.10*	Form of Indemnification Agreement between the Registrant and each of its executive officers and directors

10.11	Employment Agreement, dated January 25, 2006, between the Registrant and Carlo Montagner (incorporated by reference to Abraxis BioScience, Inc.’s Quarterly Report on Form 10-Q/A filed with the Securities and Exchange Commission on August 10, 2006)

10.12	Employment Agreement, dated July 3, 2006, between the Registrant and Lisa Gopalakrishnan (incorporated by reference to Abraxis BioScience, Inc.’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 7, 2006)

10.13	Standard Form Office Lease, dated March 24, 2006, between the Registrant and California State Teacher’s Retirement System, as amended on May 26, 2006, for the premises located at 11755 Wilshire Boulevard, Los Angeles, California (incorporated by reference to Abraxis BioScience, Inc.’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 9, 2006)

IV

Exhibit Number	Description
10.14†	Co-Promotion and Strategic Marketing Services Agreement, dated April 26, 2006, between the Registrant and AstraZeneca UK Limited (incorporated by reference to Abraxis BioScience, Inc.’s Quarterly Report on Form 10-Q/A filed with the Securities and Exchange Commission on August 10, 2006)

10.15*	Form of New Abraxis, Inc. 2007 Stock Incentive Plan, including forms of agreement thereunder

10.16	American BioScience, Inc. Restricted Stock Unit Plan I, including a form of agreement thereunder (incorporated by reference to Abraxis BioScience, Inc.’s Registration Statement on Form S-8 (File No. 333-133364) filed with the Securities and Exchange Commission on April 18, 2006)

10.17	American BioScience, Inc. Restricted Stock Unit Plan II, including a form of agreement thereunder (incorporated by reference to Abraxis BioScience, Inc.’s Registration Statement on Form S-8 (File No. 333-133364) filed with the Securities and Exchange Commission on April 18, 2006)

10.18	Agreement, dated April 18, 2006, between the Registrant and RSU LLC (incorporated by reference to Abraxis BioScience, Inc.’s Quarterly Report on Form 10-Q/A filed with the Securities and Exchange Commission on August 10, 2006)

10.19†	Aircraft Purchase and Sale Agreement (incorporated by reference to Abraxis BioScience, Inc.’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 9, 2006)

10.20	Escrow Agreement, dated April 18, 2006, by and among Abraxis BioScience, our chief executive officer and Fifth Third Bank (Incorporated by reference to Abraxis BioScience, Inc.’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 10, 2006).

10.21†	License Agreement, dated as of May 27, 2005, between the Registrant and Taiho Pharmaceutical Co., Ltd.

10.22	Form of Agreement between APP Pharmaceuticals, Inc. (f/k/a Generico Holdings, Inc. and Abraxis BioScience, Inc.) and the Registrant

21.1*	Subsidiaries of the Registrant

99.1	New Abraxis, Inc. Information Statement

*	Previously filed.
†	Confidential treatment has been granted or will be requested with respect to certain portions of this agreement.

V

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

NEW ABRAXIS, INC.

By:	/S/ PATRICK SOON-SHIONG, M.D.
Patrick Soon-Shiong, M.D.
Chairman and Chief Executive Officer

Date: November 2, 2007

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